Exhibit 99.2





 Certification of Chief Financial Officer of Pennsylvania Commerce Bancorp, Inc.
                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Annual Report on Form 11-K of the Commerce Bank/Harrisburg Retirement Savings Plan (the "Plan") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark A. Zody, as Chief Financial Officer of Pennsylvania Commerce Bancorp, Inc. and Trustee of the Plan, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


/s/ Mark A. Zody
----------------
Mark A. Zody
Chief Financial Officer,
Pennsylvania Commerce Bancorp, Inc.,
and Trustee of the Plan

June 30, 2003

         This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

         A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Pennsylvania Commerce Bancorp, Inc. and will be retained by Pennsylvania Commerce Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.